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                         [LETTERHEAD OF MAYER, BROWN & PLATT]


                               November 12, 1996



Norwest Auto Receivables Corporation
100 West Commons Boulevard
Suite 212
New Castle, Delaware 19720

            RE:   NORWEST AUTO RECEIVABLES CORPORATION
                  NORWEST AUTO TRUST 1996-A

Ladies and Gentlemen:

      We have acted as special tax counsel for Norwest Bank Minnesota, N.A., a national banking association and Norwest Auto Receivables Corporation (the "Seller"), in connection with (a) the Registration Statement (together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Seller with the Securities and Exchange Commission in connection with the registration by the Seller of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a "Prospectus Supplement") to the Prospectus (together, the "Prospectus") included in the Registration Statement and (b) the formation of Norwest Auto Trust 1996-A (the "Trust") pursuant to a trust agreement, dated as of November 13, 1996, between the Seller, as Seller, and Wilmington Trust Company (the "Owner Trustee"), as Owner Trustee (the "Trust Agreement"). Capitalized terms used herein which are not defined herein shall have the meanings set forth in the Trust Agreement.

      We are familiar with the proceedings to date in connection with the proposed issuance and sale of the Notes and Certificates and in order to express our opinion hereinafter stated, (a) we have examined the Trust Agreement, Sale and Servicing Agreement, Indenture, Notes, Certificates and Certificate of Trust to be filed pursuant to the Delaware Business Trust Act (collectively the "Operative Documents") and (b) we have examined such other records and documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

      The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

      Based on the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form we have examined, we hereby confirm our opinion with respect to the Federal income tax characterization of the Certificates, the Notes and the Trust and the Federal income tax treatment of the issuance of such Certificates and Notes set forth under the caption "Federal Income Tax Consequences" in the Prospectus and Prospectus Supplement subject to the limitations expressed therein. There can be no assurance, however, that the tax conclusions presented therein and herein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus and Prospectus Supplement under the caption "Federal Income Tax Consequences" and "Legal Opinions". In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                   Very truly yours,


                               /s/ Mayer, Brown & Platt

                                   Mayer, Brown & Platt





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